UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) November 13, 2006

ZILA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-17521	86-0619668

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800

(Address of Principal Executive Offices)
(602) 266-6700

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02. Unregistered Sales of Equity Securities.
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-99.1
EX-99.2

Item 1.01.	Entry into a Material Definitive Agreement.
     On November 13, 2006, Zila, Inc. (“Zila”) entered into two separate purchase agreements that, in the aggregate, provide for the sale of common stock, warrants and convertible notes for an aggregate gross purchase price of approximately $40,000,000 (collectively, the “Private Placement”). Pursuant to the first purchase agreement, Zila agreed to sell or issue 9,100,000 shares of its common stock for $1.75 per share (the “Shares”), $12,075,000 in aggregate principal amount of its 12% Unsecured Convertible Notes, which convert into shares of its common stock at a conversion price of $1.75 per share following receipt of approval by Zila’s shareholders (the “Unsecured Notes”), warrants to purchase approximately 5,403,000 shares of its common stock, which are exercisable starting in May 2007 for five years at an exercise price of $2.21 per share (the “Initial Warrants”) and warrants to purchase approximately 3,105,000 shares of its common stock, which are exercisable for five years at an exercise price of $2.21 per share following receipt of approval by Zila’s shareholders (the “Additional Warrants”). The first purchase agreement is attached hereto as Exhibit 10.1 and is incorporated herein by this reference.
     Pursuant to the second purchase agreement, Zila agreed to issue or sell $12,000,000 in aggregate principal amount of its 6% Senior Secured Convertible Notes (the “Secured Notes”) and warrants to purchase up to 1,909,091 shares of its common stock, which are exercisable for five years at an exercise price of $2.21 per share following receipt of approval by Zila’s shareholders (the “Secured Note Warrants”). The second purchase agreement is attached hereto as Exhibit 10.2 and is incorporated herein by this reference.
     The issuance of the Additional Warrants and Secured Note Warrants is subject to the receipt of approval from Zila’s shareholders. The Unsecured Notes will bear interest, payable quarterly, at 12% per annum and will be due in May 2007. The Unsecured Notes will automatically convert into shares of Zila’s common stock at a conversion price of $1.75 per share upon receipt of approval from Zila’s shareholders.
     The Secured Notes will initially bear interest, payable quarterly, at 6% per annum and will be due in November 2009. The Secured Notes will, at the option of the holders thereof, convert into shares of Zila’s common stock at a conversion price of $2.20 per share, but only if shareholder approval is obtained. If Zila’s shareholders fail to approve such matters, the Secured Notes will bear interest at a default rate of 15% per annum, and the entire outstanding balance, plus accrued but unpaid interest, of such notes may become immediately due and payable. The Secured Notes will be secured by all of Zila’s existing and future property, as well as the existing and future property of each of Zila’s wholly-owned subsidiaries.
     The Secured Notes also contain various requirements that will remain effective regardless of whether our shareholders approve of the conversion of such Secured Notes. These changes include separating the offices of Chairman of the Board and Chief Executive Officer, appointing a new Chairman of the Board on or prior to August 1, 2007 and appointing two new directors to Zila’s Board of Directors on or prior to August 1, 2007. A failure to satisfy any of these requirements could also result in an event of the default that could result in the acceleration of the entire principal amount outstanding, together with accrued but unpaid interest.

     The Private Placement will be made only to accredited investors in transactions that will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to Regulation D promulgated thereunder. Zila has agreed to file registration statements under the Securities Act registering the resale of the Shares issued in the Private Placement, as well as shares of its common stock that are issuable upon exercise of the Initial Warrants, Additional Warrants and Secured Note Warrants and upon conversion of the Unsecured Notes and Secured Notes.
     Zila plans to use a portion of the net proceeds for working capital and general corporate purposes, and the remainder to fund the Merger (as defined below). The Private Placement is expected to close on or about November 28, 2006. A copy of the press release announcing the Private Placement is attached hereto as Exhibit 99.1 and is incorporated herein by this reference.
     Also on November 13, 2006, Zila entered into an agreement and plan of merger (the “Agreement”) with Zila Merger, Inc., a wholly-owned subsidiary of Zila (“Merger Sub”), Professional Dental Technologies, Inc. (“Pro-Dentec”) and certain of the stockholders of Pro-Dentec, pursuant to which Merger Sub will merge with and into Pro-Dentec, with Pro-Dentec surviving as a wholly-owned subsidiary of Zila (the “Merger”). The Merger is expected to occur on or about November 28, 2006 and is subject to normal and customary closing conditions. The cash purchase price to be paid for Pro-Dentec is approximately $34 million.
     Copies of the Agreement and the press release announcing the execution of the Agreement are attached hereto as Exhibit 10.3 and Exhibit 99.2, respectively, and are incorporated herein by this reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information regarding the Unsecured Notes and Secured Notes set forth in Item 1.01 above is incorporated into this Item 2.03 by this reference.

Item 3.02.	Unregistered Sales of Equity Securities.
     The information regarding the Private Placement set forth in Item 1.01 above is incorporated into this Item 3.02 by this reference.

Item 9.01.	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit No.	Description

10.1	Purchase Agreement for the Shares, Unsecured Notes, Initial Warrants and Additional Warrants, dated November 13, 2006, by and among Zila, Inc. and the investors thereto

10.2	Purchase Agreement for the Secured Notes and Secured Note Warrants, dated November 13, 2006, by and among Zila, Inc. and the investors thereto

10.3	Agreement and Plan of Merger, dated November 13, 2006, by and among Zila, Inc., Zila Merger, Inc., Professional Dental Technologies, Inc. and certain stockholders thereto

99.1	Press Release, dated November 13, 2006

99.2	Press Release, dated November 14, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: November 17, 2006

ZILA, INC.
By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary